UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2007
ENCORE ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-33676	20-8456807

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
Press Release

Item 2.02 Results of Operations and Financial Condition
     On October 31, 2007, Encore Energy Partners LP (the “Partnership”) issued a press release announcing its unaudited third quarter 2007 results and the declaration of a distribution. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
     In the press release, the Partnership uses the non-GAAP financial measures (as defined under the SEC’s Regulation G) of “Adjusted EBITDA” and “distributable cash flow”. The press release contains a reconciliation of Adjusted EBITDA and a reconciliation of distributable cash flow to net income (loss) and net cash from operating activities, the Partnership’s most directly comparable financial performance and liquidity measures calculated and presented in accordance with GAAP.
     The information being furnished pursuant to Item 2.02 of this Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (d) On October 29, 2007, the Board of Directors of Encore Energy Partners GP LLC (the “General Partner”), a Delaware limited liability company and the general partner of the Partnership, increased the size of the Board from five to six directors and appointed Arnold L. Chavkin to fill the newly created directorship. Mr. Chavkin will also serve as a member and the chair of the General Partner's Audit Committee and as a member of the General Partner's Conflicts Committee.
     There are no arrangements or understandings between Mr. Chavkin and any other person pursuant to which he was selected as a director. Neither the Partnership nor the General Partner is aware of any transaction in which Mr. Chavkin has an interest requiring disclosure under Item 404(a) of Regulation S-K.
     Mr. Chavkin will be compensated for his service on the Board of Directors under the General Partner’s standard arrangement described in the Partnership’s prospectus filed pursuant to Rule 424(b)(4) with the Securities and Exchange Commission on September 12, 2007.
     On October 29, 2007, the Partnership and the General Partner entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Chavkin pursuant to which the Partnership and the General Partner agreed to indemnify Mr. Chavkin, to the fullest extent permitted by applicable law, from and against any and all losses, liabilities, claims, damages and certain expenses arising out of an event or occurrence related to the fact that he is or was a director of the General Partner or is or was serving in another position at the request of the Partnership or the General Partner. The Indemnification Agreement is substantially similar to the General Partner’s indemnification agreements with its executive officers and other directors. The foregoing description is qualified by reference to the terms of the Indemnification Agreement, a copy of the form of which is provided as Exhibit 10.1.
     Upon joining the Board of Directors, Mr. Chavkin received a grant of 5,000 phantom units under the Encore Energy Partners GP LLC Long-Term Incentive Plan. A phantom unit entitles the grantee to receive a common unit upon the vesting of the phantom unit or, in the discretion of the plan administrator, cash equivalent to the value of a common unit. The phantom unit grant vests in four equal installments beginning on the first anniversary of the date of grant. The holder of phantom units is also entitled to receive distribution equivalent rights prior to vesting, which entitle the grantee to receive cash equal to the amount of any cash distributions made by the Partnership with respect to a common unit during the period the right is outstanding. The foregoing description is qualified by reference to the terms of the Phantom Unit Award Agreement, a copy of the form of which is provided as Exhibit 10.2.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Form of Indemnification Agreement (incorporated by reference from Exhibit 10.11 to the Registration Statement on Form S-1/A (Registration No. 333-142847) filed by Encore Energy Partners LP on July 16, 2007).

10.2	Form of Phantom Unit Award Agreement (incorporated by reference from Exhibit 10.10 to the Registration Statement on Form S-1/A (Registration No. 333-142847) filed by Encore Energy Partners LP on August 10, 2007).

The exhibit listed below is being furnished pursuant to Item 2.02 of this Form 8-K.

99.1 Press Release dated October 31, 2007 regarding unaudited third quarter 2007 results.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ENERGY PARTNERS LP

By: Encore Energy Partners GP LLC, its general partner

Date: October 31, 2007	By: /s/ Robert C. Reeves
Robert C. Reeves
Senior Vice President, Chief Financial Officer, and
Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Form of Indemnification Agreement (incorporated by reference from Exhibit 10.11 to the Registration Statement on Form S-1/A (Registration No. 333-142847) filed by Encore Energy Partners LP on July 16, 2007).

10.2	Form of Phantom Unit Award Agreement (incorporated by reference from Exhibit 10.10 to the Registration Statement on Form S-1/A (Registration No. 333-142847) filed by Encore Energy Partners LP on August 10, 2007).

99.1	Press Release dated October 31, 2007 regarding unaudited third quarter 2007 results.